UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 8, 2004

A.G. EDWARDS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08527	43-1288229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Jefferson Avenue,
St. Louis Missouri		63103
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 955-3000

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2004, A.G. Edwards Technology Group, Inc. (a wholly-owned subsidiary of A.G. Edwards & Sons, Inc., which in turn is a wholly-owned subsidiary of A.G. Edwards, Inc.) (collectively "Edwards") entered into a Hosting and Services Agreement with Thomson Financial Inc.

Under the terms of the agreement, Edwards' trade processing and back-office systems processing functionalities will convert to and thereafter be performed by BETA Systems, a division of Thomson Financial Inc., that will provide software and computer operations to support such processing functions. The trade and back-office system processing functionalities are of a nature and type that would ordinarily be performed by a company in the brokerage and financial services industry.

With respect to these services, Edwards' core transaction processing expenses are expected to become more variable in nature and better aligned with fluctuations in client activity and market conditions. Edwards will continue to settle its clients' trades as a self-clearing organization.

The initial term of the contract runs until the end of the eighty-sixth month after the date of Edwards' conversion to BETA Systems with Edwards having the ability to renew and extend the agreement for periods of up to twelve months beyond its expiration date.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. Edwards, Inc.
Registrant

Date:	October 8, 2004	By:	/s/ Douglas L. Kelly
Douglas L. Kelly
Chief Financial Officer